SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

VERSUS CAPITAL REAL ASSETS FUND LLC
VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Versus Capital Real Assets Fund LLC
Versus Capital Multi-Manager Real Estate Income Fund LLC

URGENT: Your vote is needed today!

Dear Shareholder:

The Special Meeting of Shareholders to be held on September 30, 2022, at 10:00 a.m. MT, is quickly approaching, and our records indicate that we have not yet received your vote.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS

Voting now helps minimize additional costs to the funds, avoids additional mailings, and eliminates phone calls to shareholders.

The Proxy Statement we sent you contains important information regarding the proposals that you and other shareholders are being asked to consider. A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card.  If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the Funds’ proxy solicitor, toll-free at 1-866-436-8552.

For your convenience, please utilize any of the following methods to submit your vote:

1. Vote Online.

Visit the website noted or scan the QR code on the enclosed proxy voting card and follow the on screen instructions.

2. Vote by Phone.

Call the toll-free number printed on the enclosed proxy voting card, and follow the automated instructions.  Available 7 days a week, 24 hours a day.

3. Speak with a Proxy Specialist.

Call 1-866-436-8552 with any questions.  Specialists can assist with voting.

Available Monday to Friday from 9 a.m. to 11 p.m. ET and Saturday from 12 p.m. to 6 p.m. ET.

4. Vote by Mail.

Mail your signed proxy voting card(s) in the postage-paid envelope included with your proxy materials.

Thank you for your prompt attention to this matter and your continued confidence in Versus Capital.  If you have already voted, we appreciate your participation, and you may disregard this notice.